UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 16, 2008 (April 30, 2008)

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Bahnhofstrasse 9
6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)
+41 (44) 718 10 32
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2008, we completed an issuance of convertible debentures (the “Debentures”) with a two-year term.  The Debentures are in a principal amount of $4,000,000 and carry a per annum interest rate of 8% payable semi-annually. We may elect to pay the interest when due and the principal at maturity in cash or in shares of our common stock with each share being valued at 90% of the weighted average share price on the over-the-counter bulletin board for shares of our common stock for the 20 trading day period ending on the day before the payment.

We may prepay the Debentures without at any time prior to their maturity provided that we provide the holders at least ten days’ notice of the decision.  During the ten day notice period, the holders may elect to exercise their conversion rights.  We are obliged to redeem the Debentures and all unpaid interest thereon in the event that we complete a primary public offering in an amount of at least $20 million.  In such a forced redemption, we must provide the holders of the Debentures at least 15 days notice of the forced redemption and provide them the opportunity to receive payment in cash or in shares of common stock at the same value as the shares of common stock being issued in the primary public offering.  Although certain of the conversion terms have not been reviewed or approved by the investors, we do not anticipate that they will differ from the terms described herein.

We placed the Debentures as part of a placement of units that contained 250 warrants to purchase shares of common stock for every $1,000 worth of Debenture purchased.  As a result, we issued 1,000,000 warrants to purchase shares of our common stock at $2.10 per share, adjustable upon the occurrence of certain corporate events including stock splits and reorganizations.  The warrants have a term of two years.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

On May 15, 2008, we completed an issuance of Debentures to four investors in a principal amount of $4,000,000 and warrants to purchase 1,000,000 shares of our common stock. Upon certain events, the Debentures are convertible into shares of our common stock at a non-fixed rate and the warrants are exercisable into 1,000,000 shares of our common stock at $2.10 per share.  The Debentures were issued to four non-US person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1                                Form of Debenture
Exhibit 10.2                                Form of Warrants
Exhibit 10.3                                Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

Date:  May 16, 2008

By: /s/ Rahul Sen Gupta
Name: Rahul Sen Gupta
Title: Chief Financial Officer